                                      Press Contact:        Ken Herz
                                                      (212) 270-4621
                                                        John Stefans
                                                      (212) 270-7438

                                      Investor Contact:  John Borden
                                                      (212) 270-7318


                      For Immediate Release
                      Tuesday, July 19, 1994


       NEW YORK, July 19 -- Chemical Banking Corporation today reported second quarter net income of $357 million, or $1.28 per common share, up nine percent from earnings on a comparable basis of $327 million, or $1.14 per share, in the second quarter of 1993.

       Reported net income in last year's second quarter was $381 million, or $1.35 per share, when Chemical recognized income tax benefits of $54 million.

       For the first six months of 1994, net income was $676 million, an increase of 12 percent from $603 million on a comparable basis in the first half of 1993. Reported net income for the first six months of 1993 was $755 million, when the corporation benefited from $152 million in accounting changes and tax benefits.

       "Chemical's core businesses performed well in the second quarter's challenging environment. Our earnings also benefited from a further improvement in the institution's risk profile, including a substantial reduction in nonperforming assets and another sharp decline in our provision and other credit costs," said Walter V. Shipley, chairman and chief executive officer.

       "We remain firmly on the path to improved operating return levels, and revenue initiatives and productivity programs under way throughout the corporation will contribute to ongoing improvements," Mr. Shipley said.

       Completion of a Brazilian refinancing package during the second quarter brought to a close the broad rescheduling program begun in the mid-1980s. Accordingly, Chemical has combined its remaining LDC reserve for possible loan losses with its general reserve and will no longer report a separate LDC allowance.

  At June 30, total nonperforming assets were $2,493 million, down $710 million, or 22 percent, from $3,203 million on March 31 and down $2,370 million, or 49 percent, from June 30 a year ago.

       On July 1, Chemical completed its tender offer for all of the outstanding common stock and the depositary shares representing the preferred stock of Margaretten Financial Corporation, a leading mortgage banking company. With this acquisition, Chemical now ranks fourth nationwide in mortgage originations and fifth in mortgage servicing. This acquisition is not reflected in second quarter results.

       The corporation's estimated Tier I risk-based capital ratio was
  8.4 percent at June 30, compared with 7.6 percent a year ago. At June 30, the estimated total risk-based capital ratio was 12.4 percent, compared with 12.0 percent a year ago.

  NET INTEREST INCOME

       Net interest income for the second quarter was $1,185 million, compared with $1,175 million in the same year-ago period. The rise in net interest income is attributable to increases in average earning assets, partially offset by a decline in average spread.

       Average interest-earning assets for the second quarter were $129.1 billion, compared with $125.6 billion in the same year-ago period. The composition of average earning assets shifted in response to growth in liquid assets to support trading businesses and securities, more than offsetting declines in loans.

       The net yield on interest-earning assets was 3.69 percent in the second quarter, compared with 3.76 percent in the second quarter of 1993. The shift to lower-spread liquid assets has exerted downward pressure on the net yield on interest earning assets.

       Compared with the first quarter of 1994, net interest income and the net yield on earning assets improved. Growth in consumer loans and declines in nonperforming loans contributed to a rise in the average yield on the loan portfolio.

  NONINTEREST REVENUE

  Noninterest revenue for the second quarter was $867 million, compared with $1,042 million in the same period a year ago, which had included $44 million from the sale of interest due and unpaid
  (IDU) bonds, as well as significantly higher trading revenues.
  There were no LDC-related past due interest bond sales in the second quarter of 1994.

       Trust and investment management fees were $108 million in the second quarter of 1994, compared with $102 million in the year-ago quarter, reflecting the acquisition of Ameritrust Texas Corporation in September 1993.

  Corporate finance fees were $93 million in the quarter, up 11 percent from $84 million a year ago.

       Fees for other banking services were $279 million in the quarter, compared with $272 million in the year-ago second quarter. This improvement primarily reflected increased revenues generated by the new co-branded Shell MasterCard

       Combined revenues from all trading activities were $203 million in the second quarter, versus a record $298 million in the same year-ago period but up from $185 million in the first quarter of 1994. The decline in trading results in the second quarter when compared with record results in last year's second quarter reflected difficult conditions in certain markets, including emerging market debt and European government bonds, as well as in many foreign exchange markets.

       A decline in other noninterest revenue in the second quarter reflected lower revenues on equity-related investments. The 1994 second quarter result was $66 million, compared with $115 million a year ago.

  NONINTEREST EXPENSE

       Noninterest expense in the second quarter was $1,281 million, compared with $1,312 million in the same year-ago quarter.

       Expenses for the second quarter of 1994 reflected additional costs of $47 million associated with the acquisition of Ameritrust and operating costs connected with the Shell MasterCard, including marketing expenses that increased $21 million, largely reflecting the advertising campaign for the co-branded program.

       Foreclosed property expense was $2 million in the quarter compared with $85 million in the year-ago period, reflecting significant progress in managing the corporation's foreclosed real estate portfolio. The current quarter's expense benefited by approximately $15 million of gains from the sale of foreclosed property.

       Total headcount at June 30, 1994 was 40,988, compared with 41,303 at June 30, 1993, as staff increases in areas with revenue growth initiatives were more than offset by reductions from continued integration and productivity efforts.

  PROVISION AND ALLOWANCE FOR LOSSES

       The provision for losses was $160 million in the second quarter, compared with $205 million in the first quarter of 1994 and $363 million in the second quarter of 1993.

       Non-LDC net charge-offs were $185 million in the second quarter, compared with $230 million in the first quarter of 1994 and $363 million in the second quarter a year ago.

       Following completion of the Brazilian refinancing package, a final valuation of the LDC portfolio resulted in a $291 million charge in the second quarter. The remaining LDC reserve of $300 million, after the final valuation, was transferred to the general reserve.

       At June 30, the allowance for losses was $2,676 million, compared with $2,991 million on the same date a year ago (including $570 million related to the LDC allowance).

  NONPERFORMING ASSETS

       At June 30, total nonperforming assets were $2,493 million, down $710 million, or 22 percent, from March 31 and down $2,370 million, or 49 percent, from June 30, 1993.

       Nonperforming loans at June 30 were $1,758 million, down from $2,369 million at March 31 and down from $3,764 million at June 30 last year. Assets acquired as loan satisfactions were $735 million at June 30, down from $834 million at March 31 and down $364 million from $1,099 million on June 30 a year ago.

       The nonperforming amounts include LDCs of $145 million at June 30, down from $524 million at March 31, principally the result of the completion of the Brazilian refinancing program. New bonds received in exchange for old debt and approximately $160 million face value of interest bonds, representing the majority of the remaining unpaid interest, have been designated as "Available for Sale."

  NONPERFORMING ASSETS
  ($ in millions)                   6/30/94  3/31/94  6/30/93
                                    -------  -------  -------

  Nonperforming loans*               $1,758   $2,369   $3,764

  Assets acquired as loan
    satisfactions                       735      834    1,099
                                     ------   ------   ------


  Total nonperforming assets         $2,493   $3,203   $4,863
                                     ======   ======   ======



  ALLOWANCE FOR LOSSES ($ in millions)      6/30/94  6/30/93
                                            -------  -------

  Total allowance for losses                 $2,676   $2,991**
       As a % of total loans                    3.6%     3.8%
       As a % of nonperforming loans            152%      79%

  *  Includes loans previously classified as LDC loans.
  ** The 6/30/93 amount includes $570 million previously classified as LDC allowance.


  STOCKHOLDERS' EQUITY AND CAPITAL RATIOS
  ($ in billions)                           6/30/94  6/30/93
                                            -------  -------

  Total stockholders' equity                  $11.2    $10.5

  Common stockholders' equity                  $9.3     $8.7

  Ratios:  Total equity to assets              6.6%<a>   7.2%

              Common equity to assets          5.5%<a>   6.0%

               Tier I Leverage                6.4%<a,b>  6.6%

  Risk-based capital:
               Tier I (4.0% required)         8.4%<b,c>  7.6%

               Total (8.0% required)         12.4%<b,c> 12.0%

  [FN]
  <a>  On January 1, 1994, the corporation adopted FASI 39, which increased total assets by approximately $19.0 billion at June 30, 1994 and total average assets by approximately $14.1 billion for the 1994 second quarter and $13.6 billion for the first six months of 1994.
  <b>  The 1994 ratios exclude the net unfavorable impact on stockholders' equity of $291 million resulting from marking the available for sale portfolio to market.
  [C]  Estimated.

  OTHER FINANCIAL DATA

       In the second quarter of 1994, the corporation announced its intention to repurchase up to 10 million shares of its common stock on the open market from time to time during the next 12 months. As of June 30, 1994, the corporation had repurchased approximately 3.2 million shares of its common stock.

       The corporation also redeemed all shares of its adjustable rate Series C Preferred Stock on July 15, 1994 and issued $200 million of Series L Adjustable Rate Cumulative Preferred Stock on June 8, 1994.

       The corporation's effective tax rate was 41.5 percent in the second quarter, compared with 29.7 percent in the same period of 1993. Tax expense included an income tax benefit of $54 million in the second quarter of 1993.

       The impact of marking the "Available for Sale" securities to market resulted in a net unfavorable impact of approximately $291 million after-tax on the corporation's stockholders' equity at June 30, 1994, compared with an unfavorable impact of $192 million after-tax at March 31, 1994. The market valuation does not include the favorable impact of related funding sources.

        On January 1, 1994, the corporation adopted FASB Interpretation No. 39, which changes the reporting of unrealized gains and losses on interest rate and foreign exchange contracts on the balance sheet. The adoption of this Interpretation has resulted in an increase of assets and liabilities of $19.0 billion at June 30, 1994, with unrealized gains reported as Trading Assets-Risk Management Instruments and the unrealized losses reported in Other Liabilities.

       Total assets at June 30 were $168.9 billion, versus $145.5 billion on the same date a year ago. Total loans at June 30 were $74.7 billion, compared with $79.2 billion a year ago. At the end of the second quarter, total deposits were $92.0 billion, compared with $94.6 billion at June 30, 1993.

       The return on average total assets was .87 percent for the second quarter, compared with 1.04 percent in the same year-ago period.

  The return on average common stockholders' equity was 13.90 percent for the second quarter, compared with 15.97 percent in the year-ago second quarter.

       Book value per common share was $37.17 at June 30, versus $34.47 per share on the same date a year ago.

  TEXAS COMMERCE BANCSHARES

       Texas Commerce Bancshares (TCB) reported net income of $60 million in the second quarter, versus $44 million a year ago. Its net yield on interest-earning assets was 4.21 percent in the second quarter, versus 4.02 percent in the 1993 second quarter. At June 30, total assets of TCB were $20.9 billion, versus $22.1 billion a year ago.

                                             UNAUDITED

                           CHEMICAL BANKING CORPORATION and Subsidiaries
                           (in millions, except per share and ratio data)

                                                           Three Months Ended             Six Months Ended
                                                                June 30,                      June 30,
                                                       --------------------------    --------------------------


                                                                            Pro-                          Pro-
                                                                            Forma<a>                      Forma<a>
                                                         1994      1993     1993     1994      1993       1993
                                                       ------    ------    ------    ------    ------    ------
EARNINGS:
- --------
Income Before Effect of Accounting Changes              $ 357     $ 381     $ 327    $ 676     $ 720     $ 603
Net Effect of Changes in Accounting Principles             --        --        --       --        35        35
                                                         ----      ----      ----     ----      ----      ----
Net Income                                              $ 357     $ 381     $ 327    $ 676     $ 755     $ 638
                                                         ====      ====      ====     ====      ====      ====
Net Income Applicable to Common Stock                   $ 324     $ 341     $ 287    $ 611     $ 676     $ 559
                                                         ====      ====      ====     ====      ====      ====

PER COMMON SHARE:
- ----------------
Income Before Effect of Accounting Changes              $ 1.28    $  1.35   $ 1.14    $ 2.41    $  2.56   $ 2.09
Net Effect of Changes in Accounting Principles              --         --       --        --        .14      .14
                                                        ------     ------   ------    ------    -------   ------
Net Income                                              $ 1.28    $  1.35   $ 1.14    $ 2.41    $  2.70   $ 2.23
                                                        =======   ======    ======    ======    =======   ======

Book Value at June 30,                                  $37.17    $ 34.47           $ 37.17   $ 34.47
Market Value at June 30,                                $38.50    $ 40.88           $ 38.50   $ 40.88
Common Stock Dividends Declared                         $ 0.38<b> $  0.33           $  0.76<b> $ 0.66

COMMON SHARES:
- -------------
Average Outstanding                                      253.1      251.7            253.1      250.1
Period End Outstanding                                   250.9      251.8            250.9      251.8

BALANCE SHEET AVERAGES:
- ----------------------
Loans                                                $ 74,144    $ 79,900          $ 74,312    $ 80,654
Securities                                           $ 26,594    $ 24,029          $ 26,500    $ 23,670
Total Assets                                         $164,066    $146,350          $164,109    $144,489
Deposits                                             $ 93,978    $ 95,293          $ 95,527    $ 95,037
Long-Term Debt                                       $  8,370    $  8,062          $  8,434    $  7,768
Stockholders' Equity                                 $ 11,052    $ 10,544          $ 11,103    $ 10,324

PERFORMANCE RATIOS: (Average Balances) <d>
- --------------------
Return on Assets                                          .87%       1.04%              .83%      1.05%
Return on Common Stockholders' Equity                   13.90%      15.97%            13.07%     16.22%
Return on Total Stockholders' Equity                    12.96%      14.49%            12.28%     14.75%

CAPITAL RATIOS AT JUNE 30:
- -------------------------
Total Stockholders' Equity to Assets                                                    6.6%       7.2%
Common Stockholders' Equity to Assets                                                   5.5%       6.0%
Tier 1 Leverage                                                                         6.4%   <e> 6.6%
Risk-Based Capital:
  Tier 1 (4.0% required)                                                                8.4%<e>*   7.6%
  Total  (8.0% required)                                                               12.4%<e>*  12.0%

[FN]
<a>  The Corporation recognized its remaining available Federal tax benefits in the third quarter of 1993 and as a result the Corporation's earnings beginning in the fourth quarter of 1993 are reported on a fully-taxed basis. The pro-forma columns assume the Corporation's 1993 second quarter and six month results are reported on a fully-taxed basis.

<b>  In the fourth quarter of 1993, the Corporation increased its quarterly common stock dividend to $0.38 per share.

[C] On January 1, 1994, the Corporation adopted FASI 39, which increased total assets by approximately $19.0 billion at June 30, 1994 and total average assets by approximately $14.1 billion for the 1994 second quarter and $13.6 billion for the first half of 1994.

<d>  Performance ratios are based on annualized net income amounts.

<e>  The 1994 amounts exclude the net unfavorable impact on stockholders'
     equity of $291 million resulting from the adoption of SFAS No. 115.

*Estimated

                   CHEMICAL BANKING CORPORATION and Subsidiaries
                         CONSOLIDATED STATEMENT OF INCOME
                       (in millions, except per share data)




                                                Three Months Ended
                                                    June 30,
                                                ------------------
                                                   1994       1993
                                                  -----      -----
INTEREST INCOME
Loans                                            $1,375     $1,433
Securities                                          432        443
Trading Assets                                      191        103
Federal Funds Sold and Securities
  Purchased Under Resale Agreements                 121         80
Deposits with Banks                                 100         73
                                                 ------     ------
  Total Interest Income                           2,219      2,132
                                                 ------     ------
INTEREST EXPENSE
Deposits                                            543        569
Short-Term and Other Borrowings                     359        253
Long-Term Debt                                      132        135
                                                 ------     ------
  Total Interest Expense                          1,034        957
                                                 ------     ------
NET INTEREST INCOME                               1,185      1,175
Provision for Losses                                160        363
                                                 ------     ------
NET INTEREST INCOME AFTER PROVISION FOR LOSSES    1,025        812
                                                 ------     ------
NONINTEREST REVENUE
Trust and Investment Management Fees                108        102
Corporate Finance and Syndication Fees               93         84
Service Charges on Deposit Accounts                  75         77
Fees for Other Banking Services                     279        272
Trading Account and Foreign Exchange Revenue        203        298
Securities Gains                                     13          5
Other Revenue                                        96        204
                                                 ------     ------
  Total Noninterest Revenue                         867      1,042
                                                 ------     ------
NONINTEREST EXPENSE
Salaries                                            542        529
Employee Benefits                                   102        105
Occupancy Expense                                   140        145
Equipment Expense                                    91         88
Foreclosed Property Expense                           2         85
Other Expense                                       404        360
                                                 ------     ------
  Total Noninterest Expense                       1,281      1,312
                                                 ------     ------
INCOME BEFORE INCOME TAX EXPENSE                    611        542
Income Tax Expense                                  254        161
                                                 ------     ------
NET INCOME                                       $  357     $  381
                                                 ======     ======
NET INCOME APPLICABLE TO COMMON STOCK            $  324     $  341
                                                 ======     ======
NET INCOME PER COMMON SHARE                      $ 1.28     $ 1.35
                                                 ======     ======
AVERAGE COMMON SHARES OUTSTANDING                 253.1      251.7

              CHEMICAL BANKING CORPORATION and Subsidiaries
                     CONSOLIDATED STATEMENT OF INCOME
                   (in millions, except per share data)

                                                Six Months Ended
                                                    June 30,
                                                -----------------
                                                   1994      1993
                                                -------   -------
INTEREST INCOME
Loans                                            $2,682    $2,898
Securities                                          848       871
Trading Assets                                      364       197
Federal Funds Sold and Securities
  Purchased Under Resale Agreements                 221       156
Deposits with Banks                                 194       134
                                                 ------    ------
  Total Interest Income                           4,309     4,256
                                                 ------    ------
INTEREST EXPENSE
Deposits                                          1,063     1,162
Short-Term and Other Borrowings                     651       505
Long-Term Debt                                      267       265
                                                 ------    ------
  Total Interest Expense                          1,981     1,932
                                                 ------    ------
NET INTEREST INCOME                               2,328     2,324
Provision for Losses                                365       675
                                                 ------    ------
NET INTEREST INCOME AFTER PROVISION FOR LOSSES    1,963     1,649
                                                 ------    ------
NONINTEREST REVENUE
Trust and Investment Management Fees                218       200
Corporate Finance and Syndication Fees              175       155
Service Charges on Deposit Accounts                 144       144
Fees for Other Banking Services                     569       523
Trading Account and Foreign Exchange Revenue        388       550
Securities Gains                                     59        75
Other Revenue                                       245       320
                                                 ------    ------
  Total Noninterest Revenue                       1,798     1,967
                                                 ------    ------
NONINTEREST EXPENSE
Salaries                                          1,060     1,030
Employee Benefits                                   221       207
Occupancy Expense                                   286       290
Equipment Expense                                   175       163
Foreclosed Property Expense                          37       156
Restructuring Charge                                 48        43
Other Expense                                       778       699
                                                 ------    ------
  Total Noninterest Expense                       2,605     2,588
                                                 ------    ------
INCOME BEFORE INCOME TAX EXPENSE AND EFFECT
  OF ACCOUNTING CHANGES                           1,156     1,028
Income Tax Expense                                  480       308
                                                 ------    ------
INCOME BEFORE EFFECT OF ACCOUNTING CHANGES          676       720
Net Effect of Changes in Accounting Principles       --        35<a>
                                                 ------    ------
NET INCOME                                       $  676    $  755
                                                 ======    ======
NET INCOME APPLICABLE TO COMMON STOCK            $  611    $  676
                                                 ======    ======
PER COMMON SHARE:
  Income Before Effect of Accounting Changes     $  2.41   $ 2.56
  Net Effect of Changes in Accounting Principles     --       .14<a>
                                                 -------   ------
  Net Income                                     $  2.41   $ 2.70
                                                 =======   ======
AVERAGE COMMON SHARES OUTSTANDING                  253.1    250.1

[FN]
<a>  On January 1, 1993, the Corporation adopted SFAS 106 which resulted in a charge of $415 million relating to postretirement benefits and also adopted SFAS 109 which resulted in an income tax benefit of $450 million.

                  CHEMICAL BANKING CORPORATION and Subsidiaries
                           NONINTEREST REVENUE DETAIL
                                  (in millions)
                                                                Three Months Ended               Six Months Ended
                                                                     June 30,                        June 30,
                                                               -------------------            --------------------
                                                                   1994       1993               1994         1993
                                                               --------   --------            --------    --------
TRUST AND INVESTMENT MANAGEMENT FEES:
Personal Trust Fees                                               $ 54        $ 46              $107          $ 97
Corporate and Institutional Trust Fees                              45          46                91            85
Other, primarily Foreign Asset Management                            9          10                20            18
                                                                  -----       -----             -----         -----
  Total                                                           $108        $102              $218          $200
                                                                  =====       =====             =====         =====
FEES FOR OTHER BANKING SERVICES:
Credit Card Services Revenue                                      $ 75        $ 55              $150          $108
Fees in Lieu of Compensating Balances                               49          52               107           104
Commissions on Letters of Credit and Acceptances                    39          40                76            80
Loan Commitment Fees                                                23          25                45            46
Mortgage Servicing Fees                                             18          17                34            32
Other Fees                                                          75          83               157           153
                                                                  -----       -----             -----         -----
  Total                                                           $279        $272              $569          $523
                                                                  =====       =====             =====         =====
TRADING ACCOUNT AND FOREIGN EXCHANGE REVENUE:
Interest Rate Contracts                                           $135        $ 97              $223          $226
Foreign Exchange Revenue                                            55          96               100           164
Debt Instruments and Other                                          13         105                65           160
                                                                  -----       -----             -----         -----
  Total                                                           $203        $298              $388          $550
                                                                  =====       =====             =====         =====
OTHER REVENUE:
Revenue from Equity-Related Investments                           $ 66        $115              $149          $143
Net Gains on LDC-Related Interest Bond Sales                        --          44                45           100
All Other Revenue                                                   30          45                51            77
                                                                  -----       -----             -----         -----
  Total                                                           $ 96        $204              $245          $320
                                                                  =====       =====             =====         =====

                  CHEMICAL BANKING CORPORATION and Subsidiaries
                           NONINTEREST EXPENSE DETAIL
                                  (in millions)



                                                                Three Months Ended              Six Months Ended
                                                                     June 30,                       June 30,
                                                                ------------------            --------------------
                                                                   1994       1993                1994        1993
                                                               --------   --------            --------    --------
OTHER EXPENSE:
Professional Services                                             $ 59        $ 55              $105          $ 97
Marketing Expense                                                   57          36                97            68
FDIC Assessments                                                    41          44                83            92
Telecommunications                                                  33          28                63            54
Amortization of Intangibles                                         27          28                56            50
All Other                                                          187         169               374           338
                                                                  ----        ----              ----          ----
  Total Other Expense                                             $404        $360              $778          $699
                                                                  ====        ====              ====          ====

                      CHEMICAL BANKING CORPORATION and Subsidiaries
                              CONSOLIDATED BALANCE SHEET
                                    (in millions)


                                              June 30,      June 30,
                                                  1994          1993
                                             ---------     ---------
ASSETS
Cash and Due from Banks                       $  9,463      $  7,650
Deposits with Banks                              4,461         3,763
Federal Funds Sold and Securities
  Purchased under Resale Agreements             12,803         9,664
Trading Assets:
  Debt and Equity Instruments                   10,935         8,332
  Risk Management Instruments                   20,632<a>         --
Securities:
  Held-to-Maturity                               8,923        17,009
  Available-for-Sale                            16,606         6,834
Loans (Net of Unearned Income)                  74,685        79,200
Allowance for Losses                            (2,676)       (2,991)
Premises and Equipment                           2,034         1,796
Due from Customers on Acceptances                1,202         1,225
Accrued Interest Receivable                      1,029         1,118
Assets Acquired as Loan Satisfactions              735         1,099
Other Assets                                     8,089        10,823
                                              --------      --------
    TOTAL ASSETS                              $168,921      $145,522
                                              ========      ========

LIABILITIES
Deposits:
  Demand (Noninterest Bearing)                $ 22,066      $ 22,163
  Time and Savings                              47,737        52,342
  Foreign                                       22,153        20,087
                                              --------      --------
     Total Deposits                             91,956        94,592
Federal Funds Purchased and Securities
  Sold Under Repurchase Agreements              20,764        14,634
Other Borrowed Funds                            12,604        10,786
Acceptances Outstanding                          1,205         1,240
Accounts Payable and Accrued Liabilities         1,998         3,085
Other Liabilities                               20,878<a>      2,215
Long-Term Debt                                   8,336         8,437
                                              --------      --------
     TOTAL LIABILITIES                         157,741       134,989
                                              ========      ========

STOCKHOLDERS' EQUITY
Preferred Stock                                  1,854         1,854
Common Stock                                       254           252
Capital Surplus                                  6,557         6,534
Retained Earnings                                2,920         1,905
Net Unrealized Loss on Securities
  Available-for-Sale, Net of Taxes                (291)<b>        --
Treasury Stock, at Cost                           (114)          (12)
                                             ---------     ---------
     TOTAL STOCKHOLDERS' EQUITY                 11,180        10,533
                                             ---------     ---------
     TOTAL LIABILITIES AND
       STOCKHOLDERS' EQUITY                   $168,921      $145,522
                                             =========     =========

[FN]
<a>  On January 1, 1994, the Corporation adopted FASB Interpretation No. 39.
     As a result, assets and liabilities increased by $19.0 billion at June 30, 1994 with unrealized gains reported as Trading Assets-Risk Management Instruments and the unrealized losses reported in Other Liabilities. Prior to adoption, unrealized gains and losses were reported net in Other Assets.

<b>  On December 31, 1993, the Corporation adopted SFAS 115.  Securities that are identified as available-for-sale are accounted for at fair value with the related unrealized gains and losses included in stockholders' equity.

              CHEMICAL BANKING CORPORATION and Subsidiaries
                    CONSOLIDATED STATEMENT OF CHANGES
                         IN STOCKHOLDERS' EQUITY
                              (in millions)

                                                  1994       1993
                                               -------    -------

BALANCE AT JANUARY 1,                         $ 11,164    $ 9,851
                                               -------    -------

Net Income                                         676        755
Dividends Declared:
  Preferred Stock                                  (65)       (78)
  Common Stock                                    (192)      (166)
Issuance of Preferred Stock                        200        400
Redemption of Preferred Stock                       --       (394)
Issuance of Common Stock                            16        163
Restricted Stock Granted                           (11)        --
Net Changes in Treasury Stock                     (102)<a>     --
Net Unrealized Loss on Securities
  Available-for-Sale, Net of Taxes                (506)        --
Accumulated Translation Adjustment                  --          2
                                               -------    -------
  Net Change in Stockholders' Equity                16        682
                                               -------    -------

BALANCE AT JUNE 30,                           $ 11,180    $10,533
                                               =======    =======


<a>  As of June 30, 1994, the Corporation has repurchased approximately
     3.2 million shares of its Common Stock.

                  CHEMICAL BANKING CORPORATION and Subsidiaries
                                LOAN INFORMATION
                                  (in millions)



                                            June 30,     June 30,
                                               1994          1993
                                            -------       -------
LOANS:
  Commercial:
    Commercial Real Estate                  $ 7,176      $  8,804
    Other Commercial <a>                     40,694        46,247
                                            -------      --------
      Total Commercial                       47,870        55,051
                                            -------      --------
  Consumer:
    Residential Mortgage                     12,487        11,834
    Credit Card                               7,774         6,279
    Other Consumer                            6,554         6,036
                                            -------      --------
      Total Consumer                         26,815        24,149
                                            -------      --------
        Total Loans                         $74,685      $ 79,200
                                            =======      ========
[FN]
<a>  Included in Other Commercial are loans previously classified as LDC loans.

                  CHEMICAL BANKING CORPORATION and Subsidiaries
                          ALLOWANCE RELATED INFORMATION
                          (in millions, except ratios)



                                               Three Months Ended           Six Months Ended
ALLOWANCE FOR LOSSES                                June 30,                     June 30,
                                              ----------------------       ---------------------
                                                 1994        1993           1994          1993
                                              -------     -------          ------       --------
NON-LDC ALLOWANCE:
  Balance at Beginning of Period             $ 2,400      $ 2,220         $ 2,423       $ 2,206
  Provision for Losses                           160          363 <a>         365           675 <a>
  Net Charge-Offs                               (185)        (363)<a>        (415)         (675)<a>
  Transfer from LDC Allowance                    300          200             300           200
  Allowance related to purchased assets
    of First City Banks                           --           --              --            19
  Other                                            1            1               3            (4)
                                             -------      -------         --------      -------
    Balance at End of Period                   2,676        2,421           2,676         2,421


LDC ALLOWANCE:
  Balance at Beginning of Period             $   591      $   768         $   597       $   819
  Provision for Losses                            --           --              --            --
  Net (Charge-Offs) Recoveries                  (291)          65            (239)           71
  Losses on Sales and Swaps                       --          (63)            (58)         (120)
  Transfer to Non-LDC Allowance                 (300)        (200)           (300)         (200)
                                             -------      -------         -------       -------
    Balance at End of Period                       0          570               0           570
                                             -------      -------         -------       -------

      Total Allowance for Losses             $ 2,676      $ 2,991         $ 2,676       $ 2,991
                                             =======      =======         =======       =======

<a>  The provision and non-LDC net charge-offs included $55 million related to the decision to accelerate the disposition of certain nonperforming residential mortgages.

                           CHEMICAL BANKING CORPORATION and Subsidiaries
                     Average Consolidated Balance Sheet, Interest and Rates
                     (Taxable-Equivalent Interest and Rates; in millions)



                                                   Three Months Ended                 Three Months Ended
                                                     June 30, 1994                      June 30, 1993
                                           --------------------------------     ------------------------------

                                           Average                     Rate     Average                    Rate
                                           Balance    Interest (Annualized)     Balance  Interest  (Annualized)
                                           -------    -------- ------------    --------  --------  ------------
ASSETS
Deposits with Banks                        $  4,606    $   100       8.66%     $ 4,548    $    73        6.40%
Federal Funds Sold and
 Securities Purchased Under
 Resale Agreements                           11,732        121       4.13%       9,536         80        3.40%
Trading Assets                               12,042        191       6.32%       7,591        103        5.43%
Securities                                   26,594        434       6.54%      24,029        444        7.39%
Loans                                        74,144      1,377       7.44%      79,900      1,438        7.19%
                                           --------    --------               --------    -------
 Total Interest-Earning Assets              129,118    $ 2,223       6.89%     125,604    $ 2,138        6.81%

Allowance for Losses                         (3,027)                            (3,095)
Cash and Due from Banks                       8,618                              8,548
Risk Management Instruments                  15,984                                 --
Other Assets                                 13,373                             15,293
                                           --------                           --------
 Total Assets                              $164,066                           $146,350
                                           ========                           ========
LIABILITIES
Domestic Retail Time Deposits              $ 44,308    $   273       2.48%    $ 46,775    $   325        2.79%
Domestic Negotiable
  Certificates of Deposit
  and Other Deposits                          5,202         44       3.45%       6,464         50        3.07%
Deposits in Foreign Offices                  22,680        226       3.94%      20,533        194        3.74%
                                            -------    -------                --------    -------
  Total Time & Savings Deposits              72,190        543       3.01%      73,772        569        3.08%
                                            -------    -------                --------    -------

Short-Term and Other Borrowings:
  Federal Funds Purchased and
   Securities Sold Under
   Repurchase Agreements                     18,546        189       4.08%      16,747        123        2.94%
  Commercial Paper                            2,566         25       3.81%       2,591         23        3.55%
  Other                                       9,391        145       6.20 %      7,070        107        6.03%
                                            -------    --------               --------    -------
   Total Short-Term and
    Other Borrowings                         30,503        359       4.71%      26,408        253        3.83%
Long-Term Debt                                8,370        132       6.34%       8,062        135        6.75%
                                            -------    -------                --------    -------
  Total Interest-
  Bearing Liabilities                       111,063      1,034       3.73%     108,242        957        3.53%
                                            -------    -------                --------    -------
Demand Deposits                              21,788                             21,521
Risk Management Instruments                  14,148                                 --
Other Liabilities                             6,015                              6,043
                                            -------                           --------
  Total Liabilities                         153,014                            135,806

STOCKHOLDERS' EQUITY
Preferred Stock                               1,704                              1,979
Common Stockholders' Equity                   9,348                              8,565
                                            -------                           --------
  Total Stockholders' Equity                 11,052                             10,544
                                            -------                           --------
  Total Liabilities and
  Stockholders' Equity                     $164,066                           $146,350
                                            =======                           ========

SPREAD ON INTEREST-BEARING
  LIABILITIES                                                        3.16%                               3.28%
                                                                     =====                              ======
NET INTEREST INCOME AND NET
  YIELD ON INTEREST-EARNING
  ASSETS                                               $ 1,189       3.69%                $ 1,181        3.76%
                                                       =======       =====                =======       ======

                                     CHEMICAL BANKING CORPORATION and Subsidiaries
                                 Average Consolidated Balance Sheet, Interest and Rates
                                  (Taxable-Equivalent Interest and Rates; in millions)



                                                     Six Months Ended                       Six Months Ended
                                                      June 30, 1994                          June 30, 1993
                                              -------------------------------      ---------------------------------
                                              Average                       Rate   Average                       Rate
                                              Balance     Interest  (Annualized)   Balance      Interest  (Annualized)
                                              -------     --------   -----------   -------      --------  ------------
ASSETS
Deposits with Banks                          $   4,878      $   194      7.98%    $  4,040       $    134       6.68%
Federal Funds Sold and
 Securities Purchased Under
 Resale Agreements                              11,809          221      3.77%       9,126            156       3.45%
Trading Assets                                  11,960          364      6.12%       6,623            197       5.99%
Securities                                      26,500          851      6.47%      23,670            873       7.43%
Loans                                           74,312        2,688      7.29%      80,654          2,907       7.26%
                                              --------      -------               --------       --------
 Total Interest-Earning Assets                 129,459      $ 4,318      6.72%     124,113       $  4,267       6.92%
Allowance for Losses                           (3,057)                             (3,104)
Cash and Due from Banks                          8,725                               8,462
Risk Management Instruments                     15,690                                  --
Other Assets                                    13,292                              15,018
                                             ---------                            --------
 Total Assets                                $ 164,109                            $144,489
                                             =========                            ========
LIABILITIES
Domestic Retail Deposits                     $  45,173      $   521      2.32%    $ 46,243       $    633       2.76%
Domestic Negotiable
  Certificates of Deposit
  and Other Deposits                             5,325           90      3.44%       6,507             99       3.06%
Deposits in Foreign Offices                     22,825          452      3.97%      21,020            430       4.10%
                                             ---------      -------               --------       --------
  Total Time & Savings Deposits                 73,323        1,063      2.92%      73,770          1,162       3.17%
                                             ---------      -------               --------       --------
Short-Term and Other Borrowings:
  Federal Funds Purchased and
   Securities Sold Under
   Repurchase Agreements                        17,310          326      3.80%      16,470            261       3.20%
  Commercial Paper                               2,488           46      3.69%       2,489             45       3.60%
  Other                                          9,526          279      5.90%       6,447            199       6.22%
                                             ---------      -------               --------       --------
   Total Short-Term and
    Other Borrowings                            29,324          651      4.47%      25,406            505       4.01%
Long-Term Debt                                   8,434          267      6.39%       7,768            265       6.89%
                                             ---------      -------               --------       --------
  Total Interest-
  Bearing Liabilities                          111,081        1,981      3.59%     106,944          1,932       3.64%
                                             ---------      -------               --------       --------
Demand Deposits                                 22,204                              21,267
Risk Management Instruments                     13,611                                  --
Other Liabilities                                6,110                               5,954
                                             ---------                            --------
  Total Liabilities                            153,006                             134,165
                                             ---------                            --------
STOCKHOLDERS' EQUITY
Preferred Stock                                  1,679                               1,922
Common Stockholders' Equity                      9,424                               8,402
                                             ---------                            --------
  Total Stockholders' Equity                    11,103                              10,324
                                             ---------                            --------
  Total Liabilities and
  Stockholders' Equity                       $ 164,109                            $144,489
                                             =========                            ========
SPREAD ON INTEREST-BEARING
  LIABILITIES                                                            3.13%                                  3.28%
                                                                         =====                                 ======
NET INTEREST INCOME AND NET
  YIELD ON INTEREST-EARNING
  ASSETS                                                    $ 2,337      3.64%                   $  2,335       3.79%
                                                            =======      =====                    =======      ======

                TEXAS COMMERCE BANCSHARES, INC. and Subsidiaries
                   CONDENSED CONSOLIDATED STATEMENT OF INCOME
                                  (in millions)


                                                                 Three Months Ended              Six Months Ended
                                                                      June 30,                       June 30,
                                                                 ------------------            -------------------
                                                                   1994       1993               1994          1993
                                                                 ------     ------             ------        ------
NET INTEREST INCOME                                              $ 175       $ 182             $ 337         $ 352
Provision for Losses                                              (10)           5              (20)            11
                                                                 -----       -----             -----         -----
Net Interest Income After Provision for Losses                     185         177               357           341
NONINTEREST REVENUE                                                102          97               208           190
NONINTEREST EXPENSE                                                192         206               389           446<a>
                                                                 -----       -----             -----         -----
Income Before Income Taxes and Effect
  of Accounting Changes                                             95          68               176            85
Income Tax Expense                                                  35          24                65            26
                                                                 -----       -----             -----         -----
Income Before Effect of Accounting Changes                          60          44               111            59
Net Effect of Changes in Accounting Principles                      --          --                --            14
                                                                 -----       -----             -----         -----
NET INCOME                                                       $  60       $  44             $ 111         $  73
                                                                 =====       =====             =====         =====

<a>  Includes $43 million restructuring charge related to the acquisition of certain former First City assets.


             TEXAS COMMERCE BANCSHARES, INC. and Subsidiaries
                   CONDENSED CONSOLIDATED BALANCE SHEET
                              (in millions)

                                                      June 30,
                                                 -----------------
                                                   1994       1993
                                                 ------     ------
ASSETS
Cash and Due from Banks                        $  1,954   $  2,024
Deposits with Banks                                   5          5
Federal Funds Sold and Securities
 Purchased Under Resale Agreements                4,670      6,117
Trading Assets                                       34<a>      19
Securities:
  Held-to-Maturity                                1,368      1,648
  Available-for-Sale                              1,612        413
Loans (Net of Unearned Income)                    9,736     10,435
Allowance for Losses                               (329)      (382)
Assets Acquired as Loan Satisfactions                77        132
All Other Assets                                  1,764      1,670
                                               --------   --------
     TOTAL ASSETS                              $ 20,891   $ 22,081
                                                =======    =======

LIABILITIES
Demand Deposits (Noninterest Bearing)          $  5,632   $  5,874
Domestic and Foreign Interest Bearing Deposits   10,223     11,772
All Other Liabilities                             3,263      2,681
                                               --------   --------
     TOTAL LIABILITIES                           19,118     20,327
                                               --------   --------
STOCKHOLDER'S EQUITY                              1,773      1,754
                                               --------   --------
      TOTAL LIABILITIES AND
        STOCKHOLDERS' EQUITY                   $ 20,891   $ 22,081
                                                =======    =======

<a>  Includes $19 million of risk management instruments as a result of the adoption of FASB Interpretation No. 39.


